Exhibit 4(c)(i)



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                      SOUTHWESTERN ELECTRIC POWER COMPANY,
                                     ISSUER

                                       TO

                              THE BANK OF NEW YORK,
                                     TRUSTEE


                             -----------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF OCTOBER 1, 2003

                             -----------------------


                                  $113,403,000

                     SERIES B JUNIOR SUBORDINATED DEBENTURES

                               DUE OCTOBER 1, 2043









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                                TABLE OF CONTENTS

                                                                            PAGE


                                    Article 1

                     Series B Junior Subordinated Debentures

Section 101.   Establishment...................................................2
Section 102.   Definitions.....................................................2
Section 103.   Payment of Principal and Interest...............................8
Section 104.   Deferral of Interest Payments...................................9
Section 105.   Denominations..................................................11
Section 106.   Global Securities..............................................11
Section 107.   Transfer.......................................................11
Section 108.   Redemption.....................................................12

                        Article 2

                   Interest Procedures

Section 201.   Interest Payments..............................................12
Section 202.   Interest Rate..................................................13
Section 203.   Interest Periods...............................................17

                        Article 3

                 Remarketing Procedures

Section 301.   Election to Remarket...........................................18
Section 302.   Notice of Election.............................................18
Section 303.   Determination of Interest Rate.................................19
Section 304.   Remarketing Agent..............................................20

                        Article 4

                Miscellaneous Provisions

Section 401.   Recitals by Company............................................20
Section 402.   Ratification and Incorporation of Original Indenture...........20
Section 403.   Trust Costs and Expenses.......................................21
Section 404.   Executed in Counterparts.......................................22



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       THIS FIRST  SUPPLEMENTAL  INDENTURE is made as of the 1st day of October,
2003,  by  and  between   SOUTHWESTERN   ELECTRIC  POWER  COMPANY,   a  Delaware
corporation, 1 Riverside Plaza, Columbus, Ohio 43215 (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, 101 Barclay Street, New York, New York 10286, as trustee (the "Trustee").

                              W I T N E S S E T H:

       WHEREAS,   the  Company  has  heretofore   entered  into  a  Subordinated
Indenture, dated as of September 1, 2003 (the "Original Indenture") with The Bank of New York, as trustee;

       WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this First Supplemental Indenture is herein called the "Indenture";

       WHEREAS,   under  the  Original   Indenture,   a  new  series  of  Junior
Subordinated   Debentures  may  at  any  time  be  established   pursuant  to  a
supplemental indenture executed by the Company and the Trustee;

       WHEREAS, the Company proposes to create under the Indenture a new series of Junior Subordinated Debentures;

       WHEREAS, additional Junior Subordinated Debentures of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

       WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

       NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

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                                    ARTICLE 1

                     SERIES B JUNIOR SUBORDINATED DEBENTURES

       Section 101.        ESTABLISHMENT

       There is hereby established a new series of Junior Subordinated Debentures to be issued under the Indenture, to be designated as the Company's Series B Junior Subordinated Debentures due October 1, 2043 (the "Series B Debentures").

       There are to be authenticated and delivered $113,403,000 aggregate principal amount of Series B Debentures, and no further Series B Debentures shall be authenticated and delivered except as provided by Sections 303, 305 and 406 of the Original Indenture. The Series B Debentures shall be issued in definitive fully registered form.

       The Series B Debentures shall be in substantially the form set out in Exhibit A hereto. The entire principal amount of the Series B Debentures shall initially be evidenced by one certificate issued to the Property Trustee of SWEPCo Capital Trust I.

       The form of the Trustee's Certificate of Authentication for the Series B Debentures shall be in substantially the form set forth in Exhibit A hereto.

       Each Series B Debenture shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

       Section 102.        DEFINITIONS

       The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

       "Administrative Trustee" means each of the individuals identified as an "Administrative Trustee" in the Trust Agreement.

       "Bankruptcy Event" means, with respect to any Person:

                     (i) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under federal bankruptcy law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of such decree or order unstayed and in effect for a period of 60 consecutive days; or

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                     (ii)   the  institution by such Person of proceedings to be
              adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by such Person in furtherance of any such action.

       "Business Day" means a day other than (i) a Saturday or a Sunday; (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed; or (iii) a day on which the Indenture Trustee's corporate trust office is closed for business.

       "Calculation Agent" means The Bank of New York, or its successor appointed by the Company and, if applicable, the Administrative Trustees, acting as calculation agent.

       "Calculation Agent Agreement" means the agreement among the Company, the Trust and The Bank of New York, as calculation agent, dated as of October 1, 2003.

       "Calendar Period" has the meaning set forth in Section 202.

       "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depository Trust Company will be the initial Clearing Agency.

       "Clearing Agency Participant" is defined in the Trust Agreement.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Company" means Southwestern Electric Power Company.

       "Deferred Interest" means each installment of interest not paid during any Extension Period, and interest thereon. Deferred installments of interest shall bear interest at the rate of the prevailing Interest Rate per annum from the applicable Interest Payment Date to the date of payment, compounded on each Interest Payment Date.

       "Definitive Preferred Securities Certificates" means Preferred Securities Certificates issued in certificated, fully registered form as provided in the Trust Agreement.

       "Distribution  Payment  Date" means each day on which  Distributions  are
payable  on  the  Preferred  Securities   determined  based  on  the  prevailing
Distribution Rate.

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       "Distribution Period" means each semiannual period in a Fixed Rate Period and each quarterly period in a Floating Rate Period for which Distributions are payable on the Trust Securities.

       "Distribution Rate" means the rate at which Distributions will accrue on the Trust Securities.

       "Distributions" means amounts payable in respect of the Preferred Securities pursuant to Section 4.01 of the Trust Agreement.

       "Election Date" means a date that is no later than the fifth Business Day prior to the proposed Remarketing Date.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Extension Period" means any period during which the Company has elected to defer payments of interest on the Series B Debentures, which deferral may be for a period of up to five years.

       "Fixed Rate" means the Distribution Rate (or Interest Rate with respect to the Series B Debentures) during a Fixed Rate Period as determined by a Remarketing.

       "Fixed Rate Period" means the Initial Fixed Rate Period and each period set by the Company and, if applicable, the Administrative Trustees during a Remarketing for which the Fixed Rate determined in such Remarketing will apply; provided, however, that a Fixed Rate Period must be for a duration of at least six months, may not extend beyond the stated maturity of the Series B Debentures and may not end on a day other than a day immediately preceding a Distribution Payment Date (or Interest Payment Date with respect to the Series B Debentures).

       "Floating Rate" has the meaning set forth in Section 202.

       "Floating Rate Determination Date" means the second London Business Day immediately preceding the first day of the relevant Distribution Period (or Interest Period with respect to the Series B Debentures) in the Floating Rate Period.

       "Floating Rate Period" means any period during which a Floating Rate is in effect.

       "Indenture Trustee" means The Bank of New York, as Trustee under the Subordinated Indenture dated as of September 1, 2003, of the Company.

       "Initial Distribution Rate" means 5.25% per annum.

       "Initial Fixed Rate Period" means the period from the Original Issue Date through September 30, 2008.

       "Initial Interest Rate" means 5.25% per annum.

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       "Interest  Payment Dates" means the dates on which interest on the Series
B Debentures is payable.

       "Interest Period" means the period for which interest on the Series B Debentures is payable.

       "Interest Rate" means the rate, in effect from time to time, at which interest shall accrue on the Series B Debentures.

       "Investment Company Event" means the receipt by the Administrative Trustees of an Opinion of Counsel to the Company experienced in these matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change--including any announced prospective change--in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance by the Trust of the Preferred Securities.

       "Liquidation Amount" means the stated amount of $1,000 per Trust Security or the principal amount of the Series B Debenture.

       "Liquidation Distribution" has the meaning specified in Section 9.05 of the Trust Agreement.

       "London Business Day" means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

       "1940 Act" means the Investment Company Act of 1940, as amended.

       "Original Issue Date" means October 1, 2003.

       "Preferred Security" means an undivided beneficial ownership interest in the assets of the Trust having a Liquidation Amount of $1,000 and having rights provided therefor in the Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

       "Preferred  Securities   Certificate"  means  a  certificate   evidencing
ownership of a Preferred Security or Securities, substantially in the form attached as Exhibit A to the Trust Agreement.

       "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the Trust Agreement solely in its capacity as Property Trustee of the Trust.

       "Redemption Date" has the meaning set forth in Section 108.

       "Regular Record Date" means the opening of business on the Business Day immediately preceding the relevant Interest Payment Date.

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       "Remarketing" means the conduct by which a Fixed Rate shall be determined in accordance with the Remarketing Procedures.

       "Remarketing Agent" means Lehman Brothers Inc., its successors or assigns, or such other remarketing agent appointed to such capacity by the Company and, if applicable, the Administrative Trustees.

       "Remarketing Agreement" means the agreement among the Company, the Trust and Lehman Brothers Inc., as remarketing agent, dated as of October 1, 2003.

       "Remarketing Date" means any Business Day no later than the third Business Day prior to any Remarketing Settlement Date.

       "Remarketing Procedures" means those procedures set forth in Article 3.

       "Remarketing Settlement Date" means, to the extent applicable, (i) the first Business Day of the next Distribution Period (or Interest Period with respect to the Series B Debentures) following the expiration of the Initial Fixed Rate Period and any subsequent Fixed Rate Period, (ii) any Distribution Payment Date (or Interest Payment Date with respect to the Series B Debentures) during a Floating Rate Period or (iii) any Distribution Payment Date (or Interest Payment Date with respect to the Series B Debentures) during a time in which Preferred Securities or Series B Debentures are redeemable in a Fixed Rate Period subsequent to the Initial Fixed Rate Period.

       "Securityholder" or "Holder" when used with respect to a Trust Security means a Person in whose name a Trust Security or Securities is registered in the Securities Register for the Trust Securities; any such Person is a beneficial owner within the meaning of the Delaware Statutory Trust Act.

       "Special Event" means an Investment Company Event or Tax Event.

       "Stated Maturity" means October 1, 2043.

       "Tax Event" means that the Company and, if applicable, Administrative Trustees shall have received an opinion from independent tax counsel experienced in such matters (which may be counsel to the Company) to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Series B Debentures; (ii) interest payable on the Series B Debentures would not be deductible, in whole or in part, by the Company for United States federal income tax purposes; or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the date of issuance by the Trust of the Preferred Securities.

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       "Telerate Page 3750" has the meaning set forth in Section 202.

       "10-year Treasury CMT" has the meaning set forth in Section 202.

       "30-year Treasury CMT" has the meaning set forth in Section 202.

       "3-month LIBOR Rate" has the meaning set forth in Section 202.

       "Trust" means SWEPCo Capital Trust I, a statutory trust formed by the Company under Delaware law to issue Trust Securities, the proceeds of which will be used to purchase the Series B Debentures.

       "Trust Agreement" means the SWEPCo Capital Trust I Amended and Restated Trust Agreement dated as of September 1, 2003 among the Company, the Trustees named therein, and the holders of undivided beneficial interests in the assets of the Trust.

       "Trust Agreement Event of Default" means any one of the following events (whatever the reason for such Trust Agreement Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                     (i)    the occurrence of an Event of Default; or

                     (ii)   default   by  the  Trust  in  the   payment  of  any
              Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

                     (iii)  default   by  the  Trust  in  the   payment  of  any
              redemption price of any Trust Security when it becomes due and payable; or

                     (iv) default in the performance, or breach, of any covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in whose performance or breach is dealt with in clause (ii) or (iii) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Trustees and the Company by the Holders of at least 33% in aggregate Liquidation Amount of the Outstanding (as defined in the Trust Agreement) Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                     (v) the occurrence of a Bankruptcy Event with respect to the Trust.

       "Trustees" means the Persons identified as "Trustees" in the Trust Agreement.

       "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act


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of 1939 is amended after such date,  "Trust  Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

       "Trust Security" means any one of the Common Securities (as defined in the Trust Agreement) or the Preferred Securities.

       Section 103.        PAYMENT OF PRINCIPAL AND INTEREST

       The unpaid principal amount of the Series B Debentures shall bear interest at the Interest Rate per annum until paid or duly provided for. Interest shall be paid on each Interest Payment Date to the Person in whose name the Series B Debentures are registered on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. So long as an Extension Period is not occurring, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series B Debentures are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the Series B Debentures not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series B Debentures shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

       While the Preferred Securities are outstanding (i) the Interest Rate will be equal to the Distribution Rate payable on the Preferred Securities; (ii) the Interest Periods will be the same as Distribution Periods for the Preferred Securities; and (iii) the Interest Payment Dates will be the same as the Distribution Payment Dates for the Preferred Securities.

       If the Trust is terminated and the Series B Debentures are distributed to the holders of the Preferred Securities, the interest payable, Interest Rate, Interest Periods, Interest Payment Dates and redemption provisions with respect to Fixed Rate Periods will be determined in the same manner as the Distributions, Distribution Rate, Distribution Periods, Distribution Payment Dates and the redemption provisions with respect to Fixed Rate Periods for the Preferred Securities and the Remarketing Procedures shall remain the same except: (i) the effects of the Trust Agreement Events of Default shall be occasioned only by the Events of Default and (ii) the cure and waiver provisions relating to the Trust Agreement Events of Default shall be superceded by the cure and waiver provisions relating to the Events of Default.

       Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Series B Debentures shall be made upon surrender of the Series B Debentures at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at


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such place and to such account at a banking  institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

       Section 104.        DEFERRAL OF INTEREST PAYMENTS

       The Company has the right to defer payments of interest on the Series B Debentures by extending the interest payment period from time to time on the Series B Debentures (an "Extension Period"). During an Extension Period, interest will continue to accrue on the Series B Debentures.

       If the Company decides to defer interest payments on the Series B Debentures, the Extension Period shall not exceed five consecutive years. An Extension Period shall not extend beyond the stated maturity of the Series B Debentures. Prior to the termination of any Extension Period, the Company may further defer payments of interest provided that the Extension Period, together with all previous and further extensions thereof, may not exceed five consecutive years. There could be multiple Extension Periods of varying lengths throughout the term of the Series B Debentures. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest then due, the Company may select a new Extension Period, subject to the above limitations and requirements. Upon the termination of any Extension Period, which termination shall be on an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name the Series B Debentures are registered on the Regular Record Date for such Interest Payment Date, provided that Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.

       If the Company shall have given notice of its election to select any Extension Period, the Company shall not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (2) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities that rank equally with, or junior to, the Series B Debentures, or (3) make any guarantee payments with respect to any guarantee issued by the Company if such guarantee ranks equally with, or junior to, the Series B Debentures, other than, in each case, repurchases, redemptions or other acquisitions of shares of its:

              (i) capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;

              (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock, or any capital stock of a subsidiary of the Company, for any class or series of the Company's capital stock or of any class or series of the Company's then outstanding indebtedness for any class or series of the Company's capital stock;

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              (iii)  the  purchase  of  fractional  interests  in  shares of the
              Company's capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

              (iv)   payments under any guarantee  executed and delivered by the
              Company   concurrently   with  the   issuance  of  any   Preferred
              Securities;

              (v) any declaration of a dividend in the form of capital stock in connection with any shareholders' rights plan, or the issuance of rights to capital stock under any shareholders' rights plan, or the redemption or repurchase of rights pursuant to any such plan; or

              (vi) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to the stock, if at such time

              (i) the Company has actual knowledge of any event that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the applicable indenture, and
              (b) the Company has not taken reasonable steps to cure the same;

              (ii)   the  Company is in default  with  respect to payment of any
              obligations   under   any   guarantee   executed   and   delivered
              concurrently with the issuance of any Preferred Securities; or

              (iii)  an extension period is continuing.

       The Company shall give the Holder or Holders of the Series B Debentures, the Trustee, the Remarketing Agent and the Calculation Agent, notice as provided in Sections 105 and 106, respectively, of the Original Indenture of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate, or (ii) the date the Company or the Trust is required to give notice to any applicable self-regulatory organization of the record date or the date such distributions are payable. The Company shall cause the Trust to give notice of the Company's selection of such Extension Period to Holders of the Trust Securities, the Calculation Agent and the Remarketing Agent.

       At any time any of the foregoing notices are given to the Trustee, the Company shall give to the Paying Agent for the Series B Debentures such information as said Paying Agent shall reasonably require in order to fulfill its tax reporting obligations with respect to such Series B Debentures.

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       Section 105.        DENOMINATIONS

       The Series B Debentures may be issued in the denominations of $1,000, or any integral multiple thereof.

       Section 106.        GLOBAL SECURITIES

       If the Series B Debentures are distributed to Holders of the Trust Securities of the Trust in liquidation of such Holders' interests therein, the Series B Debentures will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series B Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series B Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

       Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series B Debenture shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

       A Global Security shall be exchangeable for Series B Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed; (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable; or (iii) there shall have occurred an Event of Default with respect to the Series B Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series B Debentures registered in such names as the Depositary shall direct.

       Section 107.        TRANSFER

       No service charge will be made for any transfer or exchange of Series B Debentures, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

       The Company shall not be required (a) to issue, transfer or exchange any Series B Debentures during a period beginning at the opening of business fifteen
(15) days before the day of the mailing of a notice of redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Series B Debentures called for redemption.

       Section 108.        REDEMPTION

       The Series B Debentures shall be subject to redemption at the option of the Company, in whole, but not in part, without premium or penalty, on the last Interest Payment Date relating to the Initial Fixed Rate Period, on such dates with respect to any other Fixed Rate Period as the Company and the Trust may determine prior to the remarketing establishing such Fixed Rate Period or on any Interest Payment Date relating to a Floating Rate Period, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date. In addition, upon the occurrence of a Special Event at any time, the Company may, within ninety (90) days following the occurrence thereof and subject to the terms and conditions of the Indenture, elect to redeem the Series B Debentures, in whole, but not in part, at a price equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest to the date of redemption (any date of redemption as provided for in this paragraph herein called a "Redemption Date").

       The Series B Debentures will not have a sinking fund.

       Notice of redemption shall be given as provided in Section 404 of the Original Indenture.

                                   ARTICLE 2

                               INTEREST PROCEDURES

       Article 4 of the Trust Agreement sets forth the procedures to determine the Distribution Rate, Distribution Periods and Distribution Payment Dates for the Preferred Securities. While the Preferred Securities are outstanding, the Interest Rate, Interest Periods, Interest Payment Dates and associated terms relating to the Series B Debentures shall be the same as the Distribution Rate, Distribution Periods and Distribution Payment Dates and associated terms relating to the Preferred Securities. If the Trust is terminated and the Series B Debentures are distributed to the holders of the Preferred Securities, subject to Section 103 herein, the below described procedures will be applicable to the Series B Debentures.

       Section 201.        INTEREST PAYMENTS

       Interest payments shall accrue from the Original Issue Date until the Redemption Date. During the Initial Fixed Rate Period, interest will be payable semiannually in arrears on April 1 and October 1 of each year, commencing on April 1, 2004. During any Fixed Rate Period, other than the Initial Fixed Rate Period, interest will be payable semiannually in arrears on Interest Payment Dates determined based on the Remarketing Date (if the Series B Debentures are remarketed for a new Fixed Rate Period that begins on April 1 or October 1, interest will be payable on April 1 and October 1 of each year, and if the Series B Debentures are remarketed for a new Fixed Rate Period that begins on January 1 or July 1, interest will be payable on January 1 and July 1 of each year). During any Floating Rate Period, interest will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year.

       If any Interest Payment Date with respect to a Fixed Rate Period is not a Business Day, interest will be payable, without additional interest, on the immediately succeeding Business

Day, with the same force and effect as if payment was made on the date such payment was originally payable. If any Interest Payment Date with respect to a Floating Rate Period is not a Business Day, then interest will be payable on the immediately succeeding Business Day and interest shall accrue to the actual payment date (except for an Interest Payment Date that coincides with the Redemption Date).

       The amount of interest payable on each Interest Payment Date relating to a Fixed Rate Period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable on each Interest Payment Date in respect of a Floating Rate Period will be computed by multiplying the per annum Interest Rate in effect for such Interest Period by a fraction, the numerator of which will be the actual number of days in such Interest Period (or portion thereof) (determined by including the first day thereof and excluding the last thereof) and the denominator of which will be 360, and multiplying the rate so obtained by $1,000.

       Interest on the Series B Debentures will be deferred during any Extension Period but will continue to accrue. The payment of such interest, together with any interest thereon, will be distributed to the holders of Series B Debentures at the end of any Extension Period.

       Interest on the Series B Debentures on each Interest Payment Date shall be payable to the Person in whose name the Series B Debentures are registered on the Regular Record Date.

       Each Series B Debenture upon registration of transfer of or in exchange for or in lieu of any other Series B Debenture shall carry the rights of interest accrued and unpaid, and to accrue, which were carried by such other Series B Debenture.

       Section 202.        INTEREST RATE

       During the Initial Fixed Rate Period, the Interest Rate shall be the Initial Interest Rate.

       Prior to the expiration of the Initial Fixed Rate Period and any subsequent Fixed Rate Period or an Interest Period with respect to a Floating Rate Period or an Interest Period in a Fixed Rate Period during a time in which the Series B Debentures are redeemable in such Fixed Rate Period, the Company will have the option to remarket the Series B Debentures to establish a new Fixed Rate for a new Fixed Rate Period (to be in effect after the expiration of the then current Interest Period). If the Company elects to conduct a Remarketing of the Series B Debentures for the purpose of establishing a new Fixed Rate for a new Fixed Rate Period, the Company shall not less than 20 nor more than 35 Business Days prior to the related Election Date, notify the Clearing Agency, the Calculation Agent, the Indenture Trustee and the Remarketing Agent. If the Series B Debentures are not issued in global, fully registered form to the Clearing Agency, such notice shall be delivered to the holders of the Series B Debentures instead of the Clearing Agency. Such notice shall indicate the length of the proposed new Fixed Rate Period, the proposed Remarketing Date and any redemption provisions that apply during such new Fixed Rate Period. The Company shall have the right to terminate a Remarketing at any time prior to the Election Date by notice of such termination to the Clearing Agency, the Remarketing Agent, the Indenture Trustee and the Calculation Agent.

       If the Remarketing Agent has determined that it will be able to remarket all Series B Debentures tendered or deemed tendered for purchase in the Remarketing at a Fixed Rate and at a price of $1,000 per Series B Debenture, on such Remarketing Date, the Interest Rate for the new Fixed Rate Period will be the Fixed Rate determined by the Remarketing Agent, which will be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, in its sole judgment, to be the lowest Fixed Rate per annum, if any, that will enable it to remarket all Series B Debentures tendered or deemed tendered for Remarketing at a price of $1,000 per Series B Debenture.

       If the Company does not elect to remarket the Series B Debentures or has terminated a Remarketing or the Remarketing Agent is unable to remarket all of the Series B Debentures tendered or deemed tendered for a purchase price of $1,000 per Series B Debenture, the Interest Rate shall be the Floating Rate and the new Interest Period shall be a Floating Rate Period.

       The Calculation Agent shall calculate the Floating Rate as follows:

       Except as provided below, the Floating Rate for any Floating Rate Period for the Series B Debentures will be equal to the Adjustable Rate (as defined below) plus 2.375%. The "Adjustable Rate" for any Interest Period will be equal to the highest of the 3-month LIBOR Rate, the 10-year Treasury CMT and the 30-year Treasury CMT (each as defined below and collectively referred to as the "Benchmark Rates") for such Interest Period during the Floating Rate Period. In the event that the Calculation Agent determines in good faith that for any reason:

              (i) any one of the Benchmark Rates cannot be determined for any Interest Period, the Adjustable Rate for such Interest Period will be equal to the higher of whichever two of such rates can be so determined;

              (ii) only one of the Benchmark Rates can be determined for any Interest Period, the Adjustable Rate for such Interest Period will be equal to whichever such rate can be so determined; or

              (iii) none of the Benchmark Rates can be determined for any Interest Period, the Adjustable Rate for the preceding Interest Period will be continued for such Interest Period.

       The "3-month LIBOR Rate" means, for each Interest Period, the arithmetic average of the two most recent weekly quotes for deposits for U.S. Dollars having a term of three months, as published on the first Business Day of each week during the relevant Calendar Period (as defined below) immediately preceding the Interest Period for which the Floating Rate is being determined. Such quotes will be taken from Telerate Page 3750 at approximately 11:00 a.m. London time on the relevant date. If such rate does not appear on Telerate Page 3750 on the relevant date, the 3-month LIBOR Rate will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the relevant date for loans in U.S. Dollars to leading European banks for a period of three months.

       The "10-year Treasury CMT" means the rate determined in accordance with the following provisions:

              (i) With respect to any interest determination date and the Interest Period that begins immediately thereafter, the 10-year Treasury CMT means the rate displayed on Telerate Page 7051 under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below).

              (ii) If such rate is no longer displayed on the relevant page, or is not so displayed by 3:00 P.M., New York City time, on the applicable interest determination date, then the 10-year Treasury CMT for such interest determination date will be such treasury constant maturity rate for the Designated CMT Maturity Index as is published in H.15(519).

              (iii) If such rate is no longer displayed on the relevant page, or if not published by 3:00 P.M., New York City time, on the applicable interest determination date, then the 10-year Treasury CMT for such interest determination date will be such constant maturity treasury rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the applicable interest determination date with respect to such interest reset date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Telerate Page 7051 and published in H.15(519).

              (iv) If such information is not provided by 3:00 P.M., New York City time, on the applicable interest determination date, then the 10-year Treasury CMT for such interest determination date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the interest determination date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York (each, a "Reference Dealer") selected by the Calculation Agent (from five such
              Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Debentures") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

              (v) If the Calculation Agent is unable to obtain three such Treasury Debentures quotations, the 10-year Treasury CMT for the applicable interest determination date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the applicable interest determination date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Debentures with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million.

              (vi) If three or four (and not five) of such Reference Dealers are quoting as set forth above, then the 10-year Treasury CMT will be based on the arithmetic mean of the offered rates obtained and neither the highest nor lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as set forth above, the 10-year Treasury CMT with respect to the applicable interest determination date will remain the 10-year Treasury CMT for the immediately preceding Interest Period. If two Treasury Debentures with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, then the quotes for the Treasury Debentures with the shorter remaining term to maturity will be used.

              (vii) "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (10 years) with respect to which the 10-year Treasury CMT will be calculated.

              (viii) "Telerate Page 3750" means the display designated on page 3750 on MoneyLine Telerate (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. Dollars deposits).

              (ix) "Telerate Page 7051" means the display on MoneyLine Telerate (or any successor service), on such page (or any other page as may replace such page on that service), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519).

              (x) "30-year Treasury CMT" has the meaning specified under the definition of 10-year Treasury CMT, except that the Designated CMT Maturity Index for the 30-year Treasury CMT shall be 30 years.

       The 3-month LIBOR Rate, the 10-year Treasury CMT and the 30-year Treasury CMT shall each be rounded to the nearest hundredth of a percent.

       The Floating Rate with respect to each Floating Rate Period will be calculated as promptly as practicable by the Calculation Agent according to the appropriate method described above.

       "Calendar Period" means a period of 180 calendar days.

       If the Company elects to defer interest during a Fixed Rate Period, interest will continue to accrue at the Fixed Rate until the expiration of the Fixed Rate Period. Prior to the expiration of such Fixed Rate Period and any Fixed Rate Period during the Extension Period, the Company will have the option to remarket the Series B Debentures for a new Fixed Rate Period (to take effect upon expiration of such Fixed Rate Period). If the Company does not remarket the Series B Debentures, the Floating Rate during the Extension Period shall be determined as provided herein, but shall not be less than the Fixed Rate for the Fixed Rate Period just ended. If the Company elects to defer interest during a Floating Rate Period, interest will continue to accrue at the applicable Floating Rate, reset quarterly, subject to the right of the Company to remarket the Series B Debentures prior to any Interest Payment Date in order to establish a new Fixed Rate for a new Fixed Rate Period in accordance with the Remarketing Procedures.

       Section 203.        INTEREST PERIODS

       In accordance with Section 202 and the Remarketing Procedures, the Company may, prior to the expiration of the Initial Fixed Rate Period or any subsequent Fixed Rate Period or prior to any Interest Payment Date during a time in which the Series B Debentures are redeemable in any Fixed Rate Period or an Interest Payment Date with respect to a Floating Rate Period, elect to remarket the Series B Debentures to establish a new Fixed Rate for a new Fixed Rate Period. A Fixed Rate Period must be for a duration of at least six months, may not extend beyond the Stated Maturity of the Series B Debentures and may not end on a day other than a day immediately preceding an Interest Payment Date. If a new Fixed Rate for a new Fixed Rate Period is set in a Remarketing, a new Fixed Rate Period shall commence following the expiration of the then current Fixed Rate Period or Interest Period within the current Floating Rate Period, as the case may be. If a new Fixed Rate for a new Fixed Rate Period is not set, for any reason, a Floating Rate Period, and the Floating Rate, reset quarterly, shall be in effect until the Company remarkets the Series B Debentures and sets a new Fixed Rate for a new Fixed Rate Period in accordance with the Remarketing Procedures.

                                   ARTICLE 3

                             REMARKETING PROCEDURES

       Article 10 of the Trust Agreement sets forth the Remarketing Procedures to determine the applicable Fixed Rate for the Preferred Securities. If the Trust is terminated and the Series B Debentures are distributed to the holders of the Preferred Securities subject to Section 103 herein, the below described Remarketing Procedures will be applicable to the Series B Debentures.

       Section 301.        ELECTION TO REMARKET

       If the Company elects to conduct a Remarketing, the Company, not less than 20 nor more than 35 Business Days prior to the related Election Date, is required to give the written notice of Remarketing of the Series B Debentures to the Clearing Agency, the Indenture Trustee, the Calculation Agent and the Remarketing Agent. If the Series B Debentures are not issued in global, fully registered form, such notice shall be delivered to the holders of the Series B Debentures instead of the Clearing Agency. Such notice will describe the Remarketing and will indicate the length of the proposed new Fixed Rate Period, the proposed Remarketing Date and any redemption provisions that apply during such new Fixed Rate Period. At any time prior to the Election Date, the Company may elect to terminate a Remarketing by giving the Clearing Agency (or the holders as applicable), the Remarketing Agent, the Indenture Trustee and the Calculation Agent written notice of such termination.

       Section 302.        NOTICE OF ELECTION

       Not later than 4:00 p.m., New York City time, on an Election Date, each holder of Series B Debentures may give a written notice to the Indenture Trustee of its election ("Notice of Election") (i) to retain and not to have all or any portion of the Series B Debentures owned by it remarketed in the Remarketing, or
(ii) to tender all or any portion of such Series B Debentures for purchase in the Remarketing (such portion, in either case, is required to be in the Liquidation Amount of $1,000 or any integral multiple thereof). Any Notice of Election given to the Indenture Trustee will be irrevocable and may not be conditioned upon the level at which the Fixed Rate is established in the Remarketing. Promptly after 4:30 p.m., New York City time, on such Election Date, the Indenture Trustee, based on the Notices of Election received by it through the Clearing Agency prior to such time, will notify the Company and the Remarketing Agent of the number of Series B Debentures to be retained by holders of Series B Debentures and the number of Series B Debentures tendered for purchase in the Remarketing.

       If any holder of Series B Debentures gives a Notice of Election to tender Series B Debentures as described above, the Series B Debentures so subject to such Notice of Election will be deemed tendered for purchase in the Remarketing, notwithstanding any failure by such holder to deliver or properly deliver such Series B Debentures to the Remarketing Agent for purchase. If any holder of Series B Debentures fails timely to deliver a Notice of Election, as described above, such Series B Debentures will be deemed tendered for purchase in such Remarketing, notwithstanding such failure or the failure by such holder to deliver or properly deliver such Series B Debentures to the Remarketing Agent for purchase.

       The right of each holder of Series B Debentures to have Series B Debentures tendered for purchase in the Remarketing shall be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement; (ii) Series B Debentures tendered have not been called for redemption; (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Series B Debentures at a Fixed Rate; and
(iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

       Any holder of Series B Debentures that desires to continue to retain a number of Series B Debentures, but only if the Fixed Rate is not less than a specified rate per annum, shall submit a Notice of Election to tender such Series B Debentures and separately notify the Remarketing Agent of its interest at the telephone number set forth in the notice of Remarketing. If such holder so notifies the Remarketing Agent, the Remarketing Agent will give priority to such holder's purchase of such number of Series B Debentures in the Remarketing, providing that the Fixed Rate is not less than such specified rate.

       Section 303.        DETERMINATION OF INTEREST RATE

       If holders submit Notices of Election to retain all of the Series B Debentures then outstanding, the Fixed Rate will be the rate determined by the Remarketing Agent, in its sole discretion, as the rate that would have been established had a Remarketing been held on the related Remarketing Date.

       On any Remarketing Date on which the remarketing is to be conducted, the Remarketing Agent will use commercially reasonable efforts to remarket, at a price equal to 100% of the Liquidation Amount thereof, Series B Debentures tendered or deemed tendered for purchase. Except as provided in the previous paragraph of this Section 303, if, as a result of such efforts, on any Remarketing Date, the Remarketing Agent has determined that it will be able to remarket all Series B Debentures tendered or deemed tendered for purchase in the Remarketing at a Fixed Rate and at a price of $1,000 per Series B Debenture, prior to 4:00 p.m., New York City time, on such Remarketing Date, the Remarketing Agent will determine the Fixed Rate, which will be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, in its sole judgment, to be the lowest Fixed Rate per annum, if any, that will enable it to remarket all Series B Debentures tendered or deemed tendered for Remarketing at a price of $1,000 per Series B Debenture.

       If the Remarketing Agent is unable to remarket by 4:00 p.m., New York City time on the third Business Day prior to the Remarketing Settlement Date, all Series B Debentures tendered or deemed tendered for a purchase at a price of $1,000 per Series B Debenture, the Interest Rate for the next Interest Period shall be the Floating Rate and the new Interest Period shall be a Floating Rate Period. In such case, no Series B Debentures will be sold in the Remarketing and each holder will continue to hold its Series B Debentures at the Floating Rate during such Floating Rate Period.

       All Series B Debentures tendered or deemed tendered in the Remarketing will be automatically delivered to the account of the Remarketing Agent through the facilities of the Clearing Agency against payment of the purchase price therefor on the Remarketing Settlement Date. The Remarketing Agent will make payment to the Clearing Agency Participant of each tendering holder of Series B Debentures in the Remarketing through the facilities of the Clearing Agency by the close of business on the Remarketing Settlement Date.

       In accordance with the Clearing Agency's normal procedures, on the Remarketing Settlement Date, the transaction described above with respect to each Series B Debenture tendered for purchase and sold in the Remarketing, will be executed through the Clearing

Agency Participants, will be debited and credited and such Series B Debentures delivered by book entry as necessary to effect purchases and sales of such Series B Debentures. The Clearing Agency is expected to make payment in accordance with its normal procedures.

       If any holder selling Series B Debentures in the Remarketing fails to deliver such Series B Debentures, the Clearing Agency Participant of such selling holder and of any other person that was to have purchased Series B Debentures in the Remarketing may deliver to any such other person a number of Series B Debentures that is less than the number of Series B Debentures that otherwise was to be purchased by such person. In such event, the number of Series B Debentures to be so delivered will be determined by such Clearing Agency Participant and delivery of such lesser number of Series B Debentures will constitute good delivery.

       The Remarketing Agent is not obligated to purchase any Series B Debentures that would otherwise remain unsold in a Remarketing. Neither the Indenture Trustee, the Company nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Series B Debentures for Remarketing.

       Section 304.        REMARKETING AGENT

       Prior to the issuance of the Series B Debentures, the Company and the Trust will enter into the Remarketing Agreement with the Remarketing Agent, providing, among other things, that the Remarketing Agent will follow the Remarketing Procedures for the purposes of determining the applicable Fixed Rate. The Company will pay the Remarketing Agent compensation for its services under the Remarketing Agreement.

                                   ARTICLE 4

                            MISCELLANEOUS PROVISIONS

       Section 401.        RECITALS BY COMPANY

       The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series B Debentures and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

       Section 402.        RATIFICATION AND INCORPORATION OF ORIGINAL INDENTURE

       As heretofore supplemented and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and as further supplemented by this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

       Section 403.        TRUST COSTS AND EXPENSES

       The Company, as borrower, has agreed to pay all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, all costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and all costs and expenses relating to the operation of the Trust (other than with respect to the Trust Securities)) and to pay any and all taxes, duties, assessments or other governmental charges of whatever nature (other than United States federal withholding taxes) imposed by the United States or any other taxing authority, so that the net amounts received and retained by the Trust after paying such debts, obligations, costs, expenses, taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust would have received had no such debts, obligations, costs, expenses, taxes, duties, assessments or other governmental charges been incurred by or imposed on the Trust. The foregoing obligations of the Company are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses, taxes, duties, assessments or other governmental charges are owed (each a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company irrevocably waives any right or remedy to require that such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company shall execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

       Section 404.        EXECUTED IN COUNTERPARTS

       This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

       IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.


ATTEST:                                     SOUTHWESTERN ELECTRIC
                                                POWER COMPANY


By:                                       By:
    -----------------------------------        ---------------------------------
           Assistant Secretary                      Assistant Treasurer


ATTEST:                                   THE BANK OF NEW YORK


By:                                       By:
     ----------------------------------        ---------------------------------
           Trust Officer                             Vice President

                                    EXHIBIT A


NO. 1                                                   CUSIP NO. 845437 BF8

THE INDEBTEDNESS EVIDENCED BY THIS SECURITY IS, TO THE EXTENT PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THE INDENTURE WITH RESPECT THERETO.

                       SOUTHWESTERN ELECTRIC POWER COMPANY
                     SERIES B JUNIOR SUBORDINATED DEBENTURE
                               DUE OCTOBER 1, 2043

Principal Amount:        $________________
Regular Record Date:     The opening of business on the Business Day immediately
                         preceding the relevant Interest Payment Date
Original Issue Date:     October 1, 2003
Stated Maturity:         October 1, 2043
Interest Rate:           Determined by procedures set forth in the Indenture
Interest Payment Dates: Determined by procedures set forth in the Indenture Authorized Denomination: $1,000

       Southwestern Electric Power Company, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of _______________________($__________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity (or upon earlier redemption) at the prevailing Interest Rate until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Debenture (the "Debenture") is registered on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Debentures of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

       Payments of interest on this Debenture in respect of a Floating Rate Period (or a portion thereof) will be computed by multiplying the per annum Interest Rate in effect for such Floating Rate Period by a fraction, the numerator of which will be the actual number of days in such Floating Rate Period (or portion thereof) (determined by including the first day thereof and excluding the last thereof) and the denominator of which will be 360, and multiplying the rate so obtained by the principal amount hereof. The amount of interest on this Debenture payable on each Interest Payment Date in respect of a Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

       The Company has the right to defer payments of interest on this Debenture by extending the interest payment period from time to time on this Debenture (an "Extension Period").

       If the Company decides to defer interest payments on this Debenture, the Extension Period shall not exceed five consecutive years. An Extension Period shall not extend beyond the Stated Maturity of this Debenture. Prior to the termination of any Extension Period, the Company may further defer payments of interest provided that the Extension Period, together with all such previous and further extensions thereof, may not exceed five consecutive years. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. There could be multiple Extension Periods of varying lengths throughout the term of this Debenture.

       During an Extension Period, unpaid interest (together with interest thereon) will compound on each Interest Payment Date at the prevailing Interest Rate ("Deferred Interest"). Upon the termination of each Extension Period, which shall be an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name this Debenture is registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that any Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.

       If the Company shall have given notice of its election to select any Extension Period, the Company shall not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, (2) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of its debt securities of ours that rank equally with, or junior to, the Series B Debentures, or (3) make any guarantee payments with respect to any guarantee issued by the Company if such guarantee ranks equally with, or junior to, the Series B Debentures, other than, in each case, repurchases, redemptions or other acquisitions of shares of its:

   - capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan;

   - as a result of an exchange or conversion of any class or series of the Company's capital stock, or any capital stock of a subsidiary of the Company, for any class or series of the Company's capital stock or of any class or series of the Company's then outstanding indebtedness for any class or series of the Company's capital stock;

   - the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

   - payments under any Guarantee executed and delivered by the Company concurrently with the issuance of any Preferred Securities;

   - any declaration of a dividend in the form of capital stock in connection with any shareholders' rights plan, or the issuance of rights to capital stock under any shareholders' rights plan, or the redemption or repurchase of rights pursuant to any such plan; or

   - any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to the stock, if at such time

   - the Company has actual knowledge of any event that (a) with the giving of notice or the lapse of time, or both, would constitute an Event of Default under the Indenture, and (b) the Company has not taken reasonable steps to cure the same;

   - the Company is in default with respect to payment of any obligations under any Guarantee executed and delivered concurrently with the issuance of any Preferred Securities; or

   -   an extension period is continuing.

       The Company shall give the Holder of this Debenture, the Trustee, the Remarketing Agent and the Calculation Agent notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Regular Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate or (ii) the date the Company or Trust is required to give notice to any applicable self-regulatory organization of the record date or the date distributions are payable.

       The Company also shall be obligated to pay when due and without extension all additional amounts as may be required so that the net amount received and retained by the Holder of this Debenture (if the Holder is a Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts such Holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed.

       Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Series B Debentures shall be made upon surrender of the Series B Debentures at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

       The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

       Each Holder hereof, by his acceptance hereof, agrees to treat this Debenture as indebtedness for all United States tax purposes.

       REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS DEBENTURE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

       Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ______ __, ____.


                                     SOUTHWESTERN ELECTRIC POWER COMPANY


                                     By:
                                        ----------------------------------------
                                                  ssistant Treasurer




Attest:


----------------------------------------
Assistant Secretary

           {Seal of SOUTHWESTERN ELECTRIC POWER COMPANY appears here}

                          CERTIFICATE OF AUTHENTICATION

       This is one of the Debentures referred to in the within-mentioned Indenture.

                                              THE BANK OF NEW YORK,
                                              as Trustee


                                              By:
                                                   -----------------------------
                                                       Authorized Officer

                           (Reverse Side of Debenture)

       This Debenture is one of a duly authorized issue of Junior Subordinated Debentures of the Company (the "Debentures"), issued and issuable in one or more series under a Subordinated Indenture, dated as of September 1, 2003 as supplemented by the First Supplemental Indenture (the "First Supplemental Indenture") dated as of October 1, 2003 (collectively, the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures issued thereunder and of the terms upon which said Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof as Series B Junior Subordinated Debentures due October 1, 2043 (the "Series B Debentures") in the aggregate principal amount of up to $113,403,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

       While the Preferred Securities are outstanding, (i) the Interest Rate, Interest Periods, Interest Payment Dates and associated terms and redemption provisions with respect to the Fixed Rate Periods relating to this Debenture shall be the same as the Distribution Rate, Distribution Periods, Distribution Payment Dates and associated terms and redemption provisions with respect to Fixed Rate Periods relating to the Preferred Securities, established in Article 2 of the First Supplemental Indenture and (ii) the Remarketing Procedures relating to this Debenture shall be the same as those procedures relating to the Preferred Securities, established in Article 3 of the First Supplemental Indenture.

     If the Trust is terminated and this Debenture is distributed to holders of Preferred Securities, subject to Section 103 of the First Supplemental Indenture, the terms and procedures relating to the Preferred Securities as established in Articles 2 and 3 of the First Supplemental Indenture shall be applicable to this Debenture.


       The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Debenture on the last Interest Payment Date relating to the Initial Fixed Rate Period, on such dates with respect to any other Fixed Rate Period as the Company and the Trust may determine prior to the Remarketing establishing such Fixed Rate Period or on any Interest Payment Date relating to a Floating Rate Period at the option of the Company, without premium or penalty, in whole, but not in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest to the Redemption Date. Upon the occurrence of a Special Event (as defined below) at any time, the Company may, within 90 days following the occurrence thereof and subject to the terms and conditions of the Indenture, redeem this Debenture without premium or penalty, in whole, but not in part, at a Redemption Price equal to 100% of the principal amount thereof plus accrued but unpaid interest to the Redemption Date. A Special Event may be a Tax Event or an Investment Company Event. "Tax Event" means that the Company and, if applicable, the Administrative Trustees shall have received an opinion from independent tax counsel experienced in such matters (which may be counsel to the Company) to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Trust would be subject to United States federal income tax with respect to income accrued or received on the Series B
Debentures; (ii) interest payable on the Series B Debentures would not be deductible, in whole or in part, by the Company for United States federal income tax purposes; or (iii) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the date of issuance by the Trust of the Preferred Securities.

       "Investment Company Event" means the receipt by the Administrative Trustees of an Opinion of Counsel to the Company experienced in these matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change--including any announced prospective change--in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the 1940 Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance by the Trust of the Preferred Securities.

       If an Event of Default with respect to the Debentures of this series shall occur and be continuing, the principal of the Debentures of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

       The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Debentures at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debentures of each series at the time Outstanding, on behalf of the Holders of all Debentures of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

       No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

       As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

       Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

       The Debentures of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Debenture or Debentures to be exchanged at the office or agency of the Company.

       This Debenture shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in            UNIF GIFT MIN ACT -  ______ Custodian ______
          Common                                        (Cust)           (Minor)


TEN ENT - as tenants by the        Under Uniform Gifts to Minors Act
          Entireties


JT TEN -  as joints tenants with
                                   ---------------------------
          right of survivorship             (State)
          and not as tenants in
          common



                    Additional abbreviations may also be used
                          though not on the above list.
                              ---------------------

       FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto __________ (please insert Social Security or other identifying number of assignee)

PLEASE  PRINT  OR  TYPEWRITE  NAME AND  ADDRESS,  INCLUDING  POSTAL  ZIP CODE OF
ASSIGNEE

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the within Debenture and all rights thereunder,  hereby irrevocably constituting and appointing

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agent to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:
       -----------------                      ----------------------------------

                                              ----------------------------------

                              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.